Exhibit 10.1

Premises Lease Agreement

Parties:

Lessor: International Games System Co., Ltd. (hereinafter referred to as "Party A")

Lessee: Prime World International Holdings Ltd., Taiwan Branch (hereinafter referred to as "Party B")

This lease agreement (“Agreement”) is entered into by and between the parties for the lease of the factory premises under the terms and conditions set forth below:

Section 1: Location of Premises and Scope of Lease

Party A agrees to lease to Party B the parcels of land and the building situated thereon, as specified below (collectively, the “Premises”):

Land	Location				Area	Ownership	Share
	City	District	Section	Land No.
	New Taipei	Wugu	Wugong	560-3	6,091.01 m²	Entirety	Entirety
Building	Building No.		Address		Building Area		Ownership
					Floor Area	Ancillary Building Area
	563		No. 49, Wugong 6th Rd., Wugu Dist., New Taipei City		32,094.13 m²	70.08 m²	Entirety
Scope of Lease			Party A agrees to lease to Party B the entirety of the foregoing parcel of land and building, except for the portion that had been leased to Coupang Taiwan Co., Ltd. (“Coupang”) prior to the execution of this Agreement, the scope of which shall be as illustrated in Exhibit 1 (the “Coupang Lease Area”). Party B shall not enjoy the rights, nor assume the obligations, of a lessee with respect to the Coupang Lease Area.

Section 2: Lease Term

2.1	The lease term shall commence on November 1, 2025 and expire on October 31, 2040, for a total period of fifteen (15) years. Upon expiration, any renewal of the lease shall become effective only upon the execution of a separate written agreement. Party B shall not, on any ground, claim that this Agreement constitutes a lease of indefinite duration.
2.2	If either party wishes to renew the lease upon expiration, it shall notify the other party in writing at least three (3) months prior to the expiration date and obtain the other party’s consent. If Party A intends to lease the Premises to a third party, Party A shall give Party B thirty (30) days’ prior written notice and offer Party B the same terms as those offered to the third party, for Party B to exercise its right of first refusal. Party B shall, within ten (10) days after receipt of such notice, notify Party A whether it elects to lease. If Party B fails to respond within such period, it shall be deemed to have waived its right.
2.3	The period from the date of execution of this Agreement through October 31, 2025 shall be a rent-free fit-out period, during which Party B may conduct decoration, installation of equipment, and other preparatory work for relocation to the new facility. Rent shall commence on the day immediately following the expiration of the rent-free fit-out period, i.e., November 1, 2025.
2.4	Party A agrees that upon expiration of the lease term, Party B shall have a right of first refusal to renew the lease on the same terms as those offered to any third party.

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Section 3: Rent

3.1	From November 1, 2025 through October 31, 2030, the monthly rent shall be NT$6,800,000 (exclusive of tax).
3.2	From November 1, 2030 through October 31, 2035, the monthly rent shall be NT$7,004,000 (exclusive of tax).
3.3	From November 1, 2035 through October 31, 2040, the monthly rent shall be NT$7,214,120 (exclusive of tax).
3.4	Payment Method: During the lease term of this Agreement, Party B shall remit the monthly rent by wire transfer to the bank account designated by Party A on the first (1st) day of each month. Within seven (7) business days after receipt of each rental payment, Party A shall issue a government-uniform invoice to Party B. The designated bank account of Party A is as follows:
●	Account Name: International Games System Co., Ltd.
●	Account Number: XXXXXXXXXXXXXXXX
●	Bank: Taiwan Business Bank Co., Ltd., Wugu Branch

Section 4: Security Deposit

4.1	The security deposit shall be NT$13,600,000. Party B shall remit the security deposit into the bank account designated by Party A concurrently with the execution of this Lease Agreement. Upon receipt of such deposit, Party A shall immediately issue a receipt to Party B.
4.2	Upon expiration or termination of this Agreement, Party A shall return the security deposit to Party B, without interest, within seven (7) business days after Party B has duly vacated and returned the Premises in accordance with this Agreement. However, if Party B has any outstanding obligations, unpaid charges, or liabilities arising under this Agreement, Party A may, within five (5) business days following the termination of this Agreement, deduct such amounts directly from the security deposit upon confirmation by both Parties. Any remaining balance shall be refunded to Party B, and any deficiency shall be payable by Party B to Party A.
4.3	Party B shall not claim any right to set off or apply the security deposit against the rent payable under this Agreement.

Section 5: Restrictions on Use of the Premises and Allocation of Risk

5.1	Party B shall use the Premises for purposes duly approved by the competent industrial authorities. Party B shall not sublease, lend, or otherwise permit any third party to use all or any portion of the Premises in any disguised manner, nor shall Party B change the permitted use or engage in any activities in violation of applicable laws and regulations. If, prior to the execution of this Agreement, Party A has leased any portion of the Premises to a telecommunications operator for the installation of a base station, Party A shall, after the execution of this Agreement, remit to Party B fifty percent (50%) of the monthly rental income received from such telecommunications operator as rental income sharing.
5.2	Party A agrees that Party B may, at its own expense, undertake decoration, alteration, installation, or removal works with respect to the Premises, provided that such works shall not impair the structural integrity or safety of the building. Party B shall not, upon expiration or termination of this Agreement, claim any reimbursement or compensation from Party A for any such costs or expenses.
5.3	Party B shall not use the Premises in any manner that endangers public safety or health, or for any other improper or unlawful purpose.
5.4	During the lease term of this Agreement, Party B shall use the Premises with the care of a prudent administrator. The existing facilities within the Premises and common facilities within the leased area shall be maintained and repaired by Party A if damaged due to force majeure events, such as natural disasters or structural defects, including leakage. However, if any damage to the Premises or its facilities is caused by the willful misconduct or negligence of Party B, its employees, or any person permitted by Party B to use the Premises, Party B shall be responsible for repair and compensation for all resulting damages.

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Section 6: Allocation of Expenses

6.1	The house tax, land value tax, and any other taxes for which Party A is the statutory taxpayer, as well as water and electricity charges incurred prior to the delivery of the Premises to Party B, shall be borne by Party A. The stamp duty shall be borne separately by each of Party A and Party B.
6.2	From the date of delivery of the Premises to Party B, all water and electricity charges and all taxes and duties payable in connection with Party B’s business operations shall be solely borne by Party B.
6.3	Party A shall deliver the Premises to Party B on an “as-is” basis. Any additional facilities, including but not limited to electricity supply and air conditioning, shall be installed by Party B at its own expense.
6.4	This Agreement shall be notarized, and the notarial fees shall be borne equally by both parties.
6.5	The fire safety system and elevators shall be repaired and completed by Party A prior to delivery; thereafter, all filing and maintenance expenses in connection therewith shall be borne by Party B.
6.6	General public facility maintenance fees, wastewater treatment system usage fees, and any other charges levied by the New Taipei Industrial Park Management Center pursuant to the Statute for Industrial Innovation shall, based on the principle of user pays, be solely borne by Party B during the Lease Term. If Party B fails to make payment as required, resulting in the Management Center making a claim against Party A, such matter shall be handled in accordance with Section 4.2 hereof. The foregoing obligation shall not be affected by any undertaking letter executed by Party A with the Management Center agreeing to assume such fees.

Section 7: Termination and Remedies for Breach

7.1	If Party B is in arrears of rent for two (2) months or more and fails to cure such default within the period specified in a written demand for payment, Party A may terminate this Agreement and forfeit the security deposit as liquidated damages. If Party B violates Section 5 or Section 6 of this Agreement, or otherwise fails to perform any obligations hereunder in a manner that materially impairs the performance of this Agreement, and fails to cure such violation within a reasonable period specified in a written notice from Party A, Party A may terminate this Agreement at any time by written notice. Party B shall be liable for all damages suffered by Party A as a result thereof. If Party B wishes to terminate this Agreement prior to the expiration of the lease term, it shall provide six (6) months’ prior written notice to Party A and pay Party A liquidated damages equivalent to three (3) months’ rent.
7.2	Party A shall not terminate this Agreement prior to the first eight (8) years of the lease term of this Agreement. From the ninth (9th) year of the lease term onward, if Party A wishes to terminate this Agreement, Party A shall give twelve (12) months’ prior written notice to Party B and pay Party B an amount equivalent to three (3) months’ rent.
7.3	This Agreement may also be terminated at any time by mutual written agreement of the parties.
7.4	If Party B, upon expiration of the lease term or termination of this Agreement by mutual agreement, fails to duly vacate and return the Premises as required, Party B shall, from the day immediately following the expiration or termination date until the date the Premises are returned, pay Party A a punitive penalty calculated at twice of the monthly rent per day.

Section 8: Return of the Premises upon Expiration or Termination

8.1	Upon expiration of the lease term or termination of this Agreement, Party B shall remove all of its production machinery and equipment, clean and tidy up the Premises, and return and deliver possession of the Premises to Party A in its then-existing condition at the time of such expiration or termination.
8.2	If the structure of the building, the flooring, or any ancillary facilities are damaged due to the use by Party B, its employees, or any person permitted by Party B to use the Premises, and such damage has not been repaired, the repair costs shall be borne by Party B. However, damages caused by natural disasters, ordinary wear and tear, or other reasons not attributable to Party B shall be excluded.
8.3	Any items remaining in the Premises belonging to Party B shall be deemed abandoned property, which Party A may dispose of at its sole discretion. The costs of removal and disposal shall be borne by Party B.
8.4	Party B shall relocate or deregister its company registration, factory registration, business license, or any other related registrations from the Premises, and provide Party A with copies of the relevant deregistration or relocation documents for Party A’s records.
8.5	Any expenses incurred by Party A due to Party B’s failure to comply with the obligations under this Section may be deducted directly from the security deposit. If the security deposit is insufficient, Party A may claim the deficiency from Party B.

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Section 9: Miscellaneous Provisions

9.1	Upon the expiration of the lease agreement between Party A and Coupang on June 30, 2028, or if Coupang elects not to renew such lease agreement, or if such lease agreement is terminated prior to its expiration, Party B shall have the right to lease the Coupang Lease Area on the same terms and conditions as set forth in this Agreement. The Parties agree that a separate lease agreement shall be executed for such lease, and further agree that the monthly rent for the Coupang Lease Area shall be NT$1,292,000 (exclusive of tax).
9.2	Prior to the execution of this Agreement, the Premises were managed by Diwang Asset Management Co., Ltd. (“Diwang”), and Coupang paid a monthly management fee of NT$91,200 to Diwang. During the lease term of this Agreement, since the Premises shall be under the full management of Party B with only Diwang providing assistance, Party A shall instruct Diwang to remit to Party B the management fee paid by Coupang.
9.3	Insurance: The factory building owned by Party A, together with the existing facilities attached thereto (as listed in Exhibit 2, Ancillary Facilities List), and the machinery and goods owned by Party B, shall each be separately insured by the respective party as it deems necessary. Party A does not guarantee that any insurer will agree to provide coverage for machinery, raw materials, finished products, semi-finished products, equipment, or any other movable property located within the Premises.
9.4	Party A shall cooperate in providing all documents necessary for Party B’s company and factory registration. The parties further agree that the respective addresses of the parties as set forth in this Agreement shall serve as their correspondence addresses. If any party changes its address without notifying the other party, refuses to accept delivery, or otherwise causes failure of delivery for reasons attributable to such party, the date of the first mailing or notice sent by the other party shall be deemed the date of receipt.
9.5	The motorcycle shed within the Premises shall be constructed by Diwang under the instruction of Party A.
9.6	After delivery of the Premises to Party B, if Party A transfers ownership of the Premises to a third party, this Agreement shall remain binding upon and enforceable against the transferee.
9.7	If Party A intends to sell the Premises, Party A shall first inquire whether Party B is willing to purchase. Before Party A executes a sale and purchase agreement transferring ownership of the Premises to any third party, Party A shall give prior notice to Party B, and Party B shall have the right of first refusal to purchase the Premises on the same terms and conditions.

Section 10: Miscellaneous and Governing Court

10.1	Any matters not provided for in this Agreement shall be governed by the provisions of Part II, Chapter II, Section V of the Civil Code (Leases) and other applicable laws and regulations.
10.2	The parties agree that the notarial deed shall expressly provide that the following matters shall be subject to direct compulsory enforcement: upon expiration of the lease term, if Party B fails to vacate and deliver the Premises as required, or fails to pay rent or penalties as set forth in this Agreement, or if Party A fails to return the security deposit as required, compulsory enforcement may be executed directly.
10.3	In the event of any litigation arising out of or in connection with this Agreement, the parties agree that the Taiwan New Taipei District Court shall have jurisdiction as the court of first instance.

This Agreement is executed in four (4) originals, with one (1) original held respectively by Party A, Party B, the Notary Public, and Diwang, and shall become effective as of the date of execution hereof.

Signature of the Parties

Party A (Lessor): International Games System Co., Ltd.

Unified Business Number: 23519738

Telephone: 2299-1566  Fax: 2299-1716

Address: No. 130, Wugong Road, Wugu District, New Taipei City, Taiwan

Responsible Person: LI, KO-CHU    National ID No.:

Contact Person: CHUANG, FU-HUI   Mobile:

Party B (Lessee): Prime World International Holdings Ltd., Taiwan Branch

Unified Business Number: 28410552

Telephone: Fax:

Address: No. 18, Gong 4th Road, Linkou District, New Taipei City, Taiwan

Responsible Person: LIN, CHIH-HSIANG   National ID No.:

Mobile:

Date: September 1, 2025

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Exhibit 1: Coupang Lease Area (B1–1F, with a total leased area of 5,024.8 m², including common facilities).

中港東路
須留通道供其他廠戶人員
從防火巷步行至資源回收區
卸貨碼頭
卸貨平台
資源回收區
1F
專用
卸貨
碼頭
5(1F、B1專
3(
2
1
卸
貨
平
台
資料來源處:
地王不動產 提供
1F
6F以上
專用卸貨區
防
火
巷
五工六路

Figure 1: Factory 1F – Only the area outlined in red is leased to Coupang; all other areas are leased to Party B.

Figure 2: Factory B1 – This floor is within the Coupang Lease Area, and the freight elevator marked in orange is for Coupang’s exclusive use.

Figure 3: Factory B3 – This floor is within Party B’s lease area, except for the six (6) parking spaces outlined in red, which are for Coupang’s use.

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Exhibit 2: Ancillary Facilities List

(1)	Four (4) high-voltage transformer rooms on B2
(2)	Two (2) generators: one on 2F and one on B2
(3)	Three (3) passenger elevators
(4)	Five (5) freight elevators (A–E), of which Elevator E is located within Coupang’s 1F premises
(5)	Power/electrical equipment rooms on both the north and south sides of each floor
(6)	Fire pump room on B3

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